UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 12, 2015

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

14120 N.W. 126th Terrace, Alachua, Florida	32615
(Address of Principal Executive Offices)	(zip code)

386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2015, CTD Holdings, Inc. (the “Company”), entered into an Employment Agreement (the “Employment Agreement”), dated as of September 14, 2015, with N. Scott Fine, the Company’s Chief Executive Officer. Pursuant to the Employment Agreement:

●	Mr. Fine’s employment as Chief Executive Officer is for an initial term of three years, subject to automatic one-year extensions unless either party notifies the other party at least 60 days prior to the expiration of the then term.

●	Mr. Fine will receive an initial base salary of $400,000 per annum.

●	Mr. Fine will be entitled to an annual bonus based on financial performance and personal performance targets to be established by the Board of Directors or a committee thereof.

●	In the event of the termination of Mr. Fine’s employment by the Company without Cause (as defined in the Employment Agreement), Mr. Fine will be entitled to continued payment of his base salary for a period of one-year following termination, and the payment of any bonus previously earned by Mr. Fine but not yet paid.

The foregoing is a summary of the terms of the Employment Agreement, does not purport to be complete, and is subject to and qualified in its entirety by reference to the text of such agreement, which has been filed as exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit 10.1	Employment Agreement between the Company and N. Scott Fine, dated as of September 14, 2015.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: October 16, 2015

By:	/s/ Jeffrey L. Tate
Jeffrey L. Tate
Chief Operating Officer

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EXHIBIT INDEX

No.	Description

Exhibit 10.1	Employment Agreement between the Company and N. Scott Fine, dated as of September 14, 2015.

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